                                                                    EXHIBIT 23.1


                   Consent of Independent Public Accountants


As independent public accountants we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 2000 (except for the recapitalization discussed in Note 2, as to which the date is February 3, 2000) contained in OraPharma, Inc.'s Registration Statement on Form S-1 (File No. 333-93881) and to all references to our firm included in this Registration Statement.



                                                  /s/ ARTHUR ANDERSEN LLP


Philadelphia, PA.

June 29, 2000